Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2017

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA., February 14, 2018 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (NASDAQ:GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the fourth quarter and year ended December 31, 2017.  A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release.  All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.  For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K which can be retrieved from our website at www.GladstoneCommercial.com.
Summary Information (dollars in thousands, except per share data):

	As of and for the three months ended
	December 31, 2017		September 30, 2017	$ Change	% Change
Operating Data:
Total operating revenue	$25,253		$24,365	$888	3.6%
Total operating expenses	(20,405)	(1)	(15,867)	(4,538)	28.6%
Other expense, net	(6,311)		(6,115)	(196)	3.2%
Net (loss) income	$(1,463)		$2,383	$(3,846)	(161.4)%
Less: Dividends attributable to preferred stock	(2,560)		(2,520)	(40)	1.6%
Less: Dividends attributable to senior common stock	(242)		(247)	5	(2.0)%
Net loss attributable to common stockholders	$(4,265)		$(384)	$(3,881)	1,010.7%
Add: Real estate depreciation and amortization	12,119		10,829	1,290	11.9%
Add: Impairment charge	2,836		—	2,836	100.0%
Less: Gain on sale of real estate	—		(1)	1	(100.0)%
Funds from operations available to common stockholders - basic	$10,690		$10,444	$246	2.4%
Add: Convertible senior common distributions	242		247	(5)	(2.0)%
Funds from operations available to common stockholders - diluted	$10,932		$10,691	$241	2.3%

Funds from operations available to common stockholders - basic	$10,690		$10,444	$246	2.4%
Add: Write-off of deferred financing fees	95		—	95	100.0%
Core funds from operations available to common stockholders - basic	$10,785		$10,444	$341	3.3%
Add: Convertible senior common distributions	242		247	(5)	(2.0)%
Core funds from operations available to common stockholders - diluted	$11,027		$10,691	$336	3.1%

Share and Per Share Data:
Net loss attributable to common stockholders - basic and diluted	(0.15)		(0.01)	(0.14)	1,400.0%
FFO available to common stockholders - basic	0.38		0.38	—	—%
FFO available to common stockholders - diluted	0.38		0.38	—	—%
Core FFO available to common stockholders - basic	0.39		0.38	0.01	2.6%
Core FFO available to common stockholders - diluted	0.38		0.38	—	—%
Weighted average shares of common stock outstanding - basic	27,915,565		27,234,569	680,996	2.5%
Weighted average shares of common stock outstanding - diluted	28,669,446		28,008,122	661,324	2.4%
Cash dividends declared per common share	$0.375		$0.375	$—	—%

Financial Position
Real estate, before accumulated depreciation	$906,850	(2)	$880,614	$26,236	3.0%
Total assets	$928,454		$904,851	$23,603	2.6%
Mortgage notes payable, net, borrowings under revolver, net & borrowings under term loan, net	$542,627		$518,877	$23,750	4.6%
Total stockholders' and mezzanine equity	$350,230		$349,010	$1,220	0.3%
Properties owned	99	(2)	97	2	2.1%
Square feet owned	11,452,159	(2)	11,247,044	205,115	1.8%
Square feet leased	98.0%		97.9%	0.1%	0.1%

(1)	Includes a $2.8 million impairment charge recognized on one of our two properties held for sale during the three months ended December 31, 2017.

(2)	Includes two properties classified as held for sale of $13.0 million and 166,200 square feet in the aggregate.

	As of and for the year ended
	December 31, 2017		December 31, 2016		$ Change	% Change
Operating Data:
Total operating revenue	$94,799		$86,372		$8,427	9.8%
Total operating expenses	(68,337)	(1)	(55,595)	(3)	(12,742)	22.9%
Other expense, net	(20,525)		(26,819)		6,294	(23.5)%
Net income	$5,937		$3,958		$1,979	50.0%
Less: Dividends attributable to preferred stock	(9,890)		(6,645)		(3,245)	48.8%
Less: Dividends attributable to senior common stock	(986)		(1,011)		25	(2.5)%
Net loss attributable to common stockholders	$(4,939)		$(3,698)		$(1,241)	33.6%
Add: Real estate depreciation and amortization	42,795		37,517		5,278	14.1%
Add: Impairment charge	6,835		2,016		4,819	239.0%
Less: Gain on sale of real estate	(3,993)		(242)		(3,751)	1,550.0%
Funds from operations available to common stockholders - basic	$40,698		$35,593		$5,105	14.3%
Add: Convertible senior common distributions	986		1,011		(25)	(2.5)%
Funds from operations available to common stockholders - diluted	$41,684		$36,604		$5,080	13.9%

Funds from operations available to common stockholders - basic	$40,698		$35,593		$5,105	14.3%
Add: Acquisition related expenses	—		261		(261)	(100.0)%
Add: Write-off of deferred financing fees	95		—		95	100.0%
Add: Write-off of offering costs	—		263		(263)	(100.0)%
Less: Lease termination fee	(550)		—		(550)	100.0%
Core funds from operations available to common stockholders - basic	$40,243		$36,117		$4,126	11.4%
Add: Convertible senior common distributions	986		1,011		(25)	(2.5)%
Core funds from operations available to common stockholders - diluted	$41,229		$37,128		$4,101	11.0%

Share and Per Share Data:
Net loss attributable to common stockholders - basic & diluted	(0.19)		(0.16)		(0.03)	18.8%
FFO available to common stockholders - basic	1.54		1.53		0.01	0.7%
FFO available to common stockholders - diluted	1.54		1.53		0.01	0.7%
Core FFO available to common stockholders - basic	1.53		1.56		(0.03)	(1.9)%
Core FFO available to common stockholders - diluted	1.52		1.55		(0.03)	(1.9)%
Weighted average shares of common stock outstanding - basic	26,358,237		23,193,962		3,164,275	13.6%
Weighted average shares of common stock outstanding - diluted	27,112,118		23,994,078		3,118,040	13.0%
Cash dividends declared per common share	$1.50		$1.50		$—	—%

Financial Position
Real estate, before accumulated depreciation	$906,850	(2)	$833,203	(4)	$73,647	8.8%
Total assets	$928,454		$851,742		$76,712	9.0%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$542,627		$509,395		$33,232	6.5%
Total stockholders' and mezzanine equity	$350,230		$310,620		$39,610	12.8%
Properties owned	99	(2)	96	(4)	3	3.1%
Square feet owned	11,452,159	(2)	11,099,338	(4)	352,821	3.2%
Square feet leased	98.0%		97.9%		0.1%	0.1%

(1)	Includes a $6.8 million impairment charge recognized on three of our properties during the year ended December 31, 2017.

(2)	Includes two properties classified as held for sale of $13.0 million and 166,200 square feet in the aggregate.

(3)	Includes a $2.0 million impairment charge recognized on seven of our properties during the year ended December 31, 2016.

(4)	Includes two properties classified as held for sale of $11.5 million and 234,155 square feet in the aggregate.

Highlights of Fiscal Year 2017:
• Acquired properties: Purchased seven fully-occupied properties, comprised of an aggregate of approximately 0.9 million square feet of rental space, for $132.2 million, at a weighted average cap rate of 8.1%;
• Sold properties: Sold four properties located in our non-core markets as part of our capital recycling strategy for $30.3 million, resulting in a net gain of $4.0 million;
• Expanded property: Completed construction of a 75,000 square foot expansion at our Vance, Alabama property for $6.7 million. At completion, the lease was reset to a 10 year term at an average cap rate of 10.4%;
• Issued new debt: Borrowed $43.7 million in fixed rate mortgage debt at a weighted average interest rate of 3.8% for 10 year terms and borrowed $7.5 million in variable rate mortgage debt, at an interest rate equal to one month LIBOR plus a spread ranging from 2.50% to 2.75% for terms ranging from three to four years. We entered into an interest rate cap agreement on $6.7 million of the variable rate debt;
• Assumed debt: Assumed $11.2 million in mortgage debt in connection with our Conshohocken, Pennsylvania acquisition, with a 3.5% fixed interest rate and a nine year term;
• Repaid debt: Repaid $41.1 million in fixed rate mortgage debt with a weighted average interest rate of 6.2% with cash on hand and borrowings from our line of credit and repaid $8.2 million of variable rate mortgage debt at a rate of LIBOR plus 2.5%, for which we had an interest rate cap agreement;
• Amended credit facility agreement: Amended our credit facility to increase the term loan portion from $25.0 million to $75.0 million, decreased interest rate spreads by 25 basis points at all leverage tiers, extended the maturity date of the revolver portion to October 2021, and extended the maturity date of the term loan portion to October 2022. We entered into interest rate cap agreements on the Term Loan;
• Leased vacant space: Leased 0.02 million of previously vacant space with lease terms ranging from five to 10 years at three of our properties, resulting in full occupancy;
• Renewed and modified leases: Renewed or modified six leases for a total of 865,507 square feet for terms ranging from one to 11 years;
• Issued common stock through overnight offering: Issued 1,322,500 shares of our common stock through an overnight offering and subsequent underwriters' exercise of the overallotment option, raising net proceeds of $25.9 million;
• Issued stock under ATM Programs: Issued 2,132,523 shares of common stock for net proceeds of $45.5 million and 504,395 shares of our Series D Preferred Stock for net proceeds of $12.7 million; and
• Paid distributions: Paid monthly cash distributions for the year totaling $1.50 per share on our common stock, $1.9374996 per share on our Series A Preferred Stock, $1.875 per share on our Series B Preferred Stock, $1.75 per share on our Series D Preferred Stock, and $1.05 per share on our senior common stock.
Fourth Quarter 2017 Results: Core FFO available to common shareholders for the quarter ended December 31, 2017 was $11.0 million, a 3.1% increase when compared to the quarter ended September 30, 2017, equaling $0.38 per share. Core FFO increased primarily due to an increase in rental income from new acquisitions. This was partially offset by an increase in net property operating expenses and increased interest expense due to property acquisition indebtedness and rising one-month LIBOR rates.
Fiscal Year 2017 Results: Core FFO available to common stockholders for the year ended December 31, 2017, was $41.2 million, an 11.0% increase when compared to the year ended December 31, 2016, equaling $1.52 per share. Core FFO increased primarily due to the increase in rental income from 2017 acquisitions and re-leased vacant space, partially offset by an increase in preferred stock dividends.
Net loss attributable to common stockholders for the three months and year ended December 31, 2017 was $4.3 million and $4.9 million, or $0.15 and $0.19 per share, respectively, compared to net loss attributable to common stockholders for the three months ended September 30, 2017 and year ended December 31, 2016 of $0.4 million and $3.7 million, or $0.01 and $0.16 per share, respectively. A reconciliation of Core FFO to net loss for the three months ended December 31, 2017 and September 30, 2017 and the years ended December 31, 2017 and 2016, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Repaid debt: Repaid $6.7 million of mortgage debt on one property with a variable rate of LIBOR plus 2.25%, for which we have an interest rate cap agreement; and
• Declared distributions: Declared monthly cash distributions for January, February and March 2018 totaling $0.375 per share on our common stock, $0.4843749 per share on our Series A Preferred Stock, $0.46875 per share on our Series B Preferred Stock, $0.4374999 per share on our Series D Preferred Stock and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Bob Cutlip: “Our financial results reflect continuing stabilized and growing revenues from our highly occupied same store properties and the real estate investments made during 2016 and 2017, our ability to lease previously vacant space, and our capital recycling program. We have continued our capital recycling program, whereby we have sold non-core assets located outside of our target growth markets and used the proceeds to de-lever our portfolio as well as acquire properties in our target growth markets. We successfully exited four non-core assets during 2017, recognizing a net capital gain of $4.0 million, and we will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets. During 2017, we invested $132.2 million into certain of our target markets of Philadelphia, Orlando, Salt Lake City, and Columbus at a weighted average cap rate of 8.1%. We also completed a $6.7 million expansion of an industrial facility adjacent to an auto assembly plant in Vance, Alabama and extended the lease of the 245,000 square foot property by ten years. We are extremely pleased with our solid performance over the last several years, and we believe our same store rents should be stable and growing through year end 2019. We will continue to focus on investing in our target markets, as we only have 3.2% of forecasted rental income expiring through the end of 2019. We are looking forward to continued growth and success for our shareholders."
Conference Call: Gladstone Commercial will hold a conference call on Thursday, February 15, 2018, at 8:30 a.m. EST to discuss its earnings results.  Please call (888) 734-0328 to enter the conference call.  An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through February 22, 2018.  To hear the replay, please dial (855) 859-2056 and use playback conference number 54355640. The live audio broadcast of the Company’s quarterly conference call will also be available on our website, www.GladstoneCommercial.com, and will also be archived and available for replay through April 15, 2018.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States.  Including payments through January 2018, Gladstone Commercial has paid 156 consecutive monthly cash distributions on its common stock.  Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. The company has also paid 144 consecutive monthly cash distributions on its Series A Preferred Stock, 135 consecutive monthly cash distributions on its Series B Preferred Stock and 20 consecutive monthly cash distributions on its Series D Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003.  Further information can be found at www.GladstoneCommercial.com.
About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.
Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstone.com.
Non-GAAP Financial Measures:
FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments.  Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 14, 2018. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893